UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2020

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AACH	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

AAC Holdings, Inc., a Nevada corporation (the “Company”), is a party to that certain Credit Agreement, dated as of March 8, 2019, together with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the lenders and other parties thereto (as amended, the “Senior Credit Facility”), pursuant to which the lenders extended to the Company term loans aggregating $30 million (collectively the “Senior Term Loan”), which became immediately due and payable at the stated maturity thereof on April 15, 2020. The Company failed to repay the Senior Term Loan on such maturity date, and, on June 15, 2020, the Agent delivered to the Company a notice of default under the Senior Credit Facility, including a demand for immediate repayment in cash of the Senior Term Loan, together with all accrued and unpaid interest thereon (including interest accruing at the default rate thereunder), together with any and all other obligations of the Company outstanding under the Senior Credit Facility. As of June 18, 2020, the total principal amount payable in cash by the Company to the lenders under the Senior Credit Facility was approximately $47 million.

Additionally, the Company is a party to that certain Credit Agreement, dated as of June 30, 2017, together with the Agent and the lenders and other parties thereto (as amended, the “Junior Credit Facility” and, together with the Senior Credit Facility, the “Credit Facilities”). The Company’s previously reported forbearance agreement with respect to certain specified events of default under the Junior Credit Facility having expired, the Agent delivered to the Company on June 15, 2020 a notice of acceleration of all amounts outstanding under the Junior Credit Facility. As of June 18, 2020, the total principal amount immediately payable in cash by the Company to the lenders under the Junior Credit Facility was approximately $317 million.

Pursuant to the notices delivered by the Agent as described above, all of the Company’s and its subsidiaries’ respective rights, powers, privileges and benefits under the Credit Facilities were immediately terminated and are no longer of any force or effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Andrew W. McWilliams
Andrew W. McWilliams
Chief Executive Officer

Date: June 22, 2020